UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: November 1, 2006 (Date of earliest event reported:  October 30, 2006)

RBC BEARINGS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-124824	95-4372080
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of Principal Executive Offices, Including Zip Code)

(203) 267-7001

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers: Election of Directors: Appointment of Principal Officers.

On November 1, 2006 RBC Bearings Incorporated (the “Company”) announced the death of Director Robert Anderson who passed away over the preceding weekend. Mr. Anderson served as a director of the Company since June, 1998 and will be greatly missed.

He helped to take the Company public in 2005 and his tenure with the Company was marked by significant improvement in sales and profit. Anderson also served as Chairman Emeritus of Rockwell Corporation and as a Director of Aftermarket Technology Corporation. He was a member of the Caltech Board of Trustees and a graduate of the Anderson School of the University of California, Los Angeles. The Company is grateful for his leadership as he guided the Company, shaping a corporate culture of honesty and integrity. The Company is extremely fortunate to have had his counsel and direction for so many years. All at the Company are saddened by this loss and our thoughts are with his family and friends during this difficult time.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 1, 2006

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary